Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, Lindsey Alley, Chief Financial Officer of Houlihan Lokey, Inc. (the "Company"), certifies with respect to the Annual Report of the Company on Form 10- K/A for the annual period ended March 31, 2016 (the "Report") that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 28, 2016	/s/ J. Lindsey Alley
J. Lindsey Alley
Chief Financial Officer